Ex. 99.1

Karman Space & Defense Reports First Quarter Fiscal Year 2026 Financial Results

HUNTINGTON BEACH, Calif., May 12, 2026 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space, today reported first quarter fiscal year 2026 financial results.

First Quarter Fiscal Year 2026 and subsequent highlights

•
Produced record quarterly revenue of $151.2 million, up 51.0% year over year
•
Generated record quarterly net income of $7.8 million and earnings per fully diluted share of $0.06, compared to a net loss of $4.8 million and loss per fully diluted share of $0.04 in the prior-year quarter
•
Delivered record quarterly non-GAAP adjusted EBITDA of $44.8 million, a 47.7% year over year increase, and non-GAAP adjusted earnings per fully diluted share of $0.11, more than double that of the prior year
•
Achieved record backlog of $1.0 billion at the end of the first quarter of 2026, up 61% compared to the end of the first quarter of 2025
•
Acquired Seemann Composites and MSC in January 2026 to expand maritime defense market access and deepen capabilities in composites and resin systems
•
Upsized the revolving credit facility from $50 million to $150 million in March 2026
•
Raising 2026 outlook to $720 to $735 million in revenue and $208.5 to $219.5 million in adjusted EBITDA

“We achieved another quarter of record financial results, with revenue up 51 percent year-over-year and adjusted EBITDA growing nearly 50 percent. Space and Launch led growth across all end markets, expanding 29 percent, and we introduced our new Maritime Defense Systems end market,” said Jon Rambeau, chief executive officer of Karman Space & Defense. “We have excellent visibility into our full fiscal year 2026 revenue outlook, with first quarter revenue and backlog expected to convert to revenue this year representing 90% of our increased full-year guidance. We are confident in reaching our full-year targets of 54% revenue growth and 47% adjusted EBITDA growth.

“Record backlog of more than $1 billion at the end of the first quarter increased more than 60 percent year over year. Significant increases in 2027 Department of War funding requested for the procurement of capabilities such as SM-3, PAC-3, THAAD, PrSM, Unmanned Aircraft Systems, counter-UAS and submarines provide strong initial visibility into 2027 and beyond.

“We are seeing generational demand for our solutions unfolding in a rapidly expanding pipeline and substantially increased proposal volume, which we expect to translate into growing bookings later this year. As funding for our core defense programs accelerates and space launch activity increases, the commitments we are securing today provide a clear runway for continued momentum through 2027 and beyond,” Rambeau added.

First Quarter Fiscal Year 2026 Financial Results

	Three Months Ended March 31,
(unaudited, in thousands, except percentage)	2026	2025	Year Over Year
Hypersonics and Strategic Missile Defense	$35,688	$30,056	up 18.7%
Space and Launch	43,854	33,871	up 29.5%
Tactical Missiles and Integrated Defense Systems	45,260	36,197	up 25.0%
Maritime Defense Systems[1]	26,408	—	*
Total Revenue	$151,210	$100,124	up 51.0%

1. Revenue in Maritime Defense Systems for the three months ended March 31, 2025 was previously included within other end markets.
* not a meaningful figure

The increase in total revenue reflects growth across all end-markets and our diversified portfolio of more than 80 customers and over 130 programs.

Growth in Hypersonics and Strategic Missile Defense revenue for the three months ended March 31, 2026 from the comparable period in the prior year, was primarily driven by increases in strategic programs.

Growth in Space and Launch revenue for the three months ended March 31, 2026 from the comparable periods in the prior year, was primarily driven by the timing of orders for critical content supporting both legacy and emerging launch providers and spacecraft.

Growth in Tactical Missiles and Integrated Defense Systems for the three months ended March 31, 2026 from the comparable period in the prior year, was primarily driven by demand associated with the continued adoption of advanced drone and loitering munitions technologies and an increase in production output for GMLRS.

Growth in Maritime Defense Systems for the three months ended March 31, 2026 from the comparable period in the prior year was primarily driven by the Seemann and MSC acquisition and associated submarine and LCAC programs.

Backlog

As of March 31, 2026, total backlog was $1.0 billion, which represents the total value or current estimated value of existing contracts, less amounts previously invoiced. Contract types include, but are not limited to, purchase orders, long term agreements and contractual authorizations to proceed.

Business Outlook for the Full Year 2026

For the full fiscal year 2026, the Company increases its expectations for total revenue to between $720 million and $735 million, and for non-GAAP Adjusted EBITDA to between $208.5 million and $219.5 million, excluding any future acquisitions.

Non-GAAP adjusted EBITDA is provided in the full year 2026 Outlook on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, because to do so could be misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, react to changes in the timing and/or amount of government spending, changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense Inc. will host a conference call and live webcast today, Tuesday, May 12, 2026, at 1:30 pm Pacific Time. Hosting the call and webcast to review results for the first quarter of fiscal year 2026 will be Jon Rambeau, Chief Executive Officer; Mike Willis, Chief Financial Officer; Jonathan Beaudoin, Chief Operating Officer; and Steven Gitlin, Senior Vice President, Investor Relations and Corporate Communications.

Investors may dial into the call using the following telephone numbers: +1 (833) 461-5787 (U.S. toll free) or +1 (585) 542-9983 (U.S. local or international) entering Conference ID: 332112348. Please allow ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Space & Defense website, https://investors.karman-sd.com/overview/default.aspx. Please allow ten minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the first quarter fiscal year 2026 may be accessed at https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.karman-sd.com.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space. Building on nearly 50 years of success, we deliver Payload Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (Adjusted EPS). We believe the non-GAAP financial measures will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making, and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

EBITDA refers to net income before income taxes, depreciation and amortization and interest expense.

Adjusted EBITDA refers to EBITDA plus, as applicable for each period, adjustments for certain items management believes are not indicative of ongoing operations. Adjusted EBITDA excludes non-cash share-based compensation expenses. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity wide re-branding initiatives or acquisition integration costs, and lender and administrative agent fees associated with one-off amendments. Lastly, Adjusted EBITDA excludes other non-recurring costs including gains or losses from disposition of assets, non-cash impairment losses, non-recurring transaction expenses and other charges or gains that the Company believes are not part of the ongoing operations of its business. The resulting expense or benefit from these other non-recurring costs is inconsistent in amount and frequency.

Adjusted EBITDA Margin - Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not measures calculated in accordance with U.S. GAAP, and they should not be considered an alternative to any financial measures that were calculated under U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin are used to facilitate a comparison of the ordinary, ongoing and customary course of our operations on a consistent basis from period to period and provide an additional understanding of factors and trends affecting our business. Adjusted EBITDA and Adjusted EBITDA Margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both. These measures therefore assist management and our board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure, asset base and items outside the control of the management team and expenses that do not relate to our core operations. Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding transaction related expenses, integration expenses and non-recurring costs, lender and administrative agent fees, share-based compensation and other non-recurring costs as they are not representative of our operating performance.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Karman Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$73,798	$33,959
Accounts receivable, net	98,614	78,716
Contract assets	169,370	156,298
Inventory	16,140	10,662
Prepaid and other current assets	12,370	11,768
Total current assets	370,292	291,403
Property, plant and equipment	150,149	134,793
Less accumulated depreciation	(42,831)	(39,384)
Net property, plant and equipment	107,318	95,409
Other assets
Goodwill	439,210	352,513
Intangible assets, net	400,459	285,888
Operating lease right-of-use assets	10,727	6,021
Finance lease right-of-use assets	81,706	66,193
Other assets	8,026	6,669
Total other assets	940,128	717,284
Total assets	$1,417,738	$1,104,096

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$38,425	$31,632
Accrued payroll and related expenses	12,901	13,776
Contract liabilities	25,752	22,814
Current portion of operating lease liabilities	2,254	1,815
Current portion of finance lease liabilities	4,553	4,401
Short term notes payable, net of debt issuance costs	5,610	3,836
Income taxes payable	5,106	5,299
Other current liabilities	10,195	5,094
Total current liabilities	104,796	88,667
Long-term liabilities
Revolving line of credit	—	—
Long-term notes payable, net of current portion and net of debt issuance costs	752,180	495,312
Noncurrent operating lease liabilities, net of current portion	9,200	4,949
Noncurrent finance lease liabilities, net of current portion	93,195	76,995
Other liabilities	6,928	7,650
Deferred tax liabilities	45,748	47,832
Total long-term liabilities	907,251	632,738
Total liabilities	1,012,047	721,405
Equity:
Preferred stock, $0.001 par value; authorized — 100,000,000 shares; issued and outstanding — none	—	—
Common stock; $0.001 par value; authorized — 1,000,000,000 shares; issued and outstanding — 132,322,435 and none, respectively	133	132
Additional paid in capital	388,660	373,455
Accumulated other comprehensive income	75	75
Retained earnings	16,823	9,029
Stockholders' equity	405,691	382,691
Total liabilities and stockholders' equity	$1,417,738	$1,104,096

Karman Holdings, Inc.

Condensed Consolidated Statements of Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$151,210	$100,124
Cost of goods sold	87,345	60,673
Gross profit	63,865	39,451
Operating expenses
General and administrative expenses	28,637	23,288
Depreciation and amortization expense	13,776	6,200
Operating expenses	42,413	29,488
Net operating income	21,452	9,963
Interest expense, net	(12,646)	(11,373)
Other income	(174)	(80)
Income (loss) before provision for income taxes	8,632	(1,490)
Provision for income taxes	(838)	(3,308)
Net income (loss)	7,794	(4,798)
Net income (loss) per common share, basic and diluted	$0.06	$(0.04)
Weighted-average common share, basic and diluted	132,526	132,175

Karman Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended March 31,
(unaudited, in thousands, except percent)	2026	2025
GAAP net income	$7,794	$(4,798)
Income tax provision	838	3,308
Depreciation and amortization[1]	16,632	8,869
Interest expense, net	12,646	11,373
EBITDA	37,910	18,752
Transaction-related expenses[2]	2,263	1,962
Integration expenses and non-recurring restructuring costs[3]	1,410	261
Lender and administrative agent fees[4]	735	1,260
Share-based Compensation[5]	—	8,084
Other non-recurring costs[6]	2,468	—
Adjusted EBITDA	$44,786	$30,319
Revenue	$151,210	$100,124
Net income margin	5.2%	(4.8%)
Adjusted EBITDA margin	29.6%	30.3%

	Three months ended March 31,
(unaudited)	2026	2025
GAAP net income (loss) per share	$0.06	$(0.04)
Transaction-related expenses[2]	0.02	0.02
Integration expenses and non-recurring restructuring costs[3]	0.01	—
Lender and administrative agent fees[4]	0.01	0.01
Share-based compensation[5]	—	0.06
Other non-recurring costs[6]	0.02	—
Adjusted EPS[7]	$0.11	$0.05

1.
Includes depreciation of property, plant and equipment, amortization of intangible assets and right-of-use assets. Depreciation expense includes allocated depreciation from cost of goods sold of $2.9 million and $2.7 million for the three months ended March 31, 2026 and 2025, respectively.
2.
Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. For the three months ended March 31, 2026, these expenses is primarily related to the Seemann acquisition. Additionally, the Company incurred certain professional service fees related to its IPO that did not meet the requirements to be deferred issuance costs. These costs are considered non-recurring and outside the ordinary course of business, and therefore are not indicative of ongoing operating performance. During the three months ended March 31, 2025, the $1.9 million was mostly related to such IPO related expenses.
3.
Includes company-wide system implementation expenses company re-branding costs and compliance efforts. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.
4.
Reflects non-recurring lender fees associated with discrete amendments to the Company’s credit agreement, separate from ongoing administrative fees.
5.
Reflects share-based compensation expenses associated with the Company’s P Units and Phantom Units. These Units were fully vested in connection with the completion of the Company’s IPO in February 2025.
6.
Represents item management believes are not indicative of ongoing operating performance. Other non-recurring costs for the three months ended March 31, 2026 includes an estimated $1.6 million legal settlements and related professional fees, as well as and professional fees associate with other non-recurring events.
7.
Total may not sum due to rounding.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com